Exhibit 99.1

Restaurant Brands International Inc. Reports Second Quarter 2016 Results

Oakville, Ontario – August 4, 2016 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for second quarter ended June 30, 2016.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “We ended the second quarter with solid system-wide sales growth at both of our iconic brands, TIM HORTONS® and BURGER KING®, driven by growth in our global restaurant footprint and compelling product launches. We continued to achieve strong earnings growth versus prior year results and believe that the execution of our brand-specific strategies by our franchisees and employees will drive sustainable value for years to come.”

Second Quarter 2016 Highlights:

•	RBI Total Revenues of $1,040.2 million versus $1,042.2 million in prior year period

•	RBI Net Income Attributable to Common Shareholders of $90.9 million versus $11.0 million in prior year period

•	RBI Diluted EPS of $0.38 versus $0.05 in prior year period

•	Tim Hortons (“TH”) comparable sales increased 2.7% and Burger King (“BK”) comparable sales increased 0.6% in constant currency

•	Restaurant count increased 3.3% at TH and 3.9% at BK year-over-year

•	System-wide sales grew 4.8% at TH and 5.9% at BK in constant currency

•	RBI Adjusted EBITDA of $479.1 million was up 16.2% on an organic basis versus prior year results

•	RBI Adjusted Diluted EPS of $0.41 was up 38.3% versus prior year results

•	RBI declared a dividend of $0.16 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2016

Consolidated Operational Highlights

	Three Months Ended June 30,
	2016	2015
	(unaudited)
Comparable Sales Growth (1)
TH	2.7%	5.5%
BK	0.6%	6.7%
System Net Restaurant Growth (NRG)
TH (2)	26	23
BK	92	141
System-wide Sales Growth (1)
TH	4.8%	8.4%
BK	5.9%	11.6%
System-wide Sales (3) (in US$ millions)
TH	$1,667.9	$1,657.6
BK	$4,544.1	$4,406.1

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.

(2)	Restaurant count excludes 420 and 454 limited service kiosks as of June 30, 2016 and 2015, respectively. NRG excludes limited service kiosks for the three months ended June 30, 2016 and 2015. Commencing in the fourth quarter of 2015, we revised our presentation of restaurant counts to exclude limited service kiosks, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.
(3)	System-wide sales are primarily driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenue; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2016	2015 (7)
	(unaudited)
RBI Total Revenues	$1,040.2	$1,042.2
RBI Net Income Attributable to Common Shareholders	$90.9	$11.0
RBI Dilutive Net Income Attributable to Common Shareholders and Noncontrolling Interests (4)	$179.2	$25.3
RBI Diluted Earnings per Share	$0.38	$0.05
TH Adjusted EBITDA (5)	$279.0	$234.9
BK Adjusted EBITDA (5)	$200.1	$192.9

RBI Adjusted EBITDA (6)	$479.1	$427.8
RBI Adjusted Net Income (6)(8)	$192.4	$141.0
RBI Adjusted Diluted Earnings per Share (6)(8)	$0.41	$0.30

(4)	Includes net income available to common shareholders and net income available to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership.
(5)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment profitability.
(6)	RBI Adjusted EBITDA, RBI Adjusted Net Income, and RBI Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.
(7)	TH results for the three months ended June 30, 2015 have been retrospectively adjusted to reflect the final purchase price allocation for Tim Hortons.
(8)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.

RBI Total Revenues for the quarter were $1,040.2 million compared to $1,042.2 million in the prior year period primarily as a result of unfavorable FX movements, partially offset by system-wide sales growth at both TH and BK. On a GAAP basis, RBI reported Net Income Attributable to Common Shareholders of $90.9 million in the second quarter, versus $11.0 million in the prior year, and Diluted Earnings per Share of $0.38, compared to $0.05 in the prior year, primarily due to the non-recurrence of one-time expenses arising from the 2015 debt refinancing, effective cost management, and the non-recurrence of one-time expenses arising from the Tim Hortons transaction. Adjusted EBITDA growth of 16.2%, excluding the impact of FX movements, was driven by organic growth at both brands combined with cost discipline.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2016	2015 (7)
	(unaudited)
Comparable Sales Growth (1)	2.7%	5.5%
System-wide Sales Growth (1)	4.8%	8.4%
System-wide Sales (3)	$1,667.9	$1,657.6
System Net Restaurant Growth (NRG) (2)	26	23
System Restaurant Count at Period End (2)	4,464	4,322
Sales	$535.5	$539.0
Franchise and Property Revenues	$224.3	$225.0

TH Total Revenues	$759.8	$764.0
Cost of Sales	$415.5	$449.8
Franchise & Property Expenses	$79.6	$88.6
Segment SG&A (9)	$15.1	$23.0
Segment Depreciation and Amortization (10)	$26.1	$29.6
TH Adjusted EBITDA (5) (11)	$279.0	$234.9

(9)	Segment selling, general and administrative expenses consists of segment selling expenses and segment management general and administrative expenses.
(10)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(11)	TH Adjusted EBITDA for the three months ended June 30, 2016 includes $3.3 million of cash distributions received from equity method investments. TH Adjusted EBITDA for the three months ended June 30, 2015 includes ($1.0) million of acquisition accounting impact on cost of sales and $3.7 million of cash distributions received from equity method investments.

At TH, year-over-year restaurant count growth of 3.3% combined with comparable sales growth of 2.7% resulted in system-wide sales growth of 4.8% in constant currency. Impactful new product launches drove favorable comparable sales at TH. TH ended the second quarter with 4,464 restaurants, opening 26 net new restaurants during the period.

TH experienced a 4.2% FX headwind to Total Revenues for the second quarter. Compared to prior year results, TH Total Revenues of $759.8 million declined 0.5% but grew 3.8% excluding the impact of FX movements. TH Adjusted EBITDA of $279.0 million grew 18.8% and 24.1% excluding the impact of FX movements, primarily driven by system-wide sales growth and cost discipline.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2016	2015
	(unaudited)
Comparable Sales Growth (1)	0.6%	6.7%
System-wide Sales Growth (1)	5.9%	11.6%
System-wide Sales (3)	$4,544.1	$4,406.1
System Net Restaurant Growth (NRG)	92	141
System Restaurant Count at Period End	15,100	14,528
Sales	$23.1	$28.8
Franchise and Property Revenues	$257.3	$249.4

BK Total Revenues	$280.4	$278.2
Cost of Sales	$20.3	$25.0
Franchise & Property Expenses	$34.5	$33.1
Segment SG&A (9)	$37.4	$39.2
Segment Depreciation and Amortization (10)	$11.9	$12.0
BK Adjusted EBITDA (5)	$200.1	$192.9

At BK, system-wide sales grew 5.9% year-over-year in constant currency. Strength in Asia Pacific (“APAC”) and Latin America and the Caribbean (“LAC”), partially offset by softness in the U.S. and Canada (“US&C”), contributed to comparable sales growth of 0.6% at BK. Year-over-year, BK achieved restaurant count growth of 3.9% with 92 net new restaurants added during the quarter, ending the quarter with 15,100 restaurants.

BK experienced a 2.0% FX headwind to Total Revenues for the second quarter. Compared to prior year results, BK Total Revenues of $280.4 million grew 0.8% and 2.8% excluding the impact of FX movements. BK Adjusted EBITDA of $200.1 million grew 3.7% and 6.5% excluding the impact of FX movements, driven by system-wide sales growth and discipline on costs.

Cash and Liquidity

As of June 30, 2016, total debt was $8.9 billion, and net debt, excluding total cash and cash equivalents of $1.0 billion, was $7.9 billion. On August 3, 2016, the RBI Board of Directors declared a dividend of $0.16 per common share and Class B exchangeable partnership unit of Restaurant Brands International Limited Partnership for the third quarter of 2016. The dividend will be payable on October 4, 2016 to shareholders and unitholders of record at the close of business on September 6, 2016.

On August 2, 2016, the RBI Board of Directors approved a share repurchase authorization whereby RBI may purchase up to $300 million of its common shares over the next 5 years. Repurchases under the company’s new authorization will be made in the open market or through privately negotiated transactions.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 4, 2016, to review financial results for the second quarter ended June 30, 2016. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Andrea John, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $23 billion in system-wide sales and over 19,000 restaurants in more than 100 countries and U.S. territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s current beliefs regarding the ability of its franchisees and employees to execute on its brand-specific strategies to drive sustainable value for years to come. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Sales	$558.6	$567.8
Franchise and property revenues	481.6	474.4

Total revenues	1,040.2	1,042.2

Cost of sales	435.8	474.8
Franchise and property expenses	114.1	121.7
Selling, general and administrative expenses	73.1	102.0
(Income) loss from equity method investments	4.5	6.4
Other operating expenses (income), net	(11.3)	35.2

Total operating costs and expenses	616.2	740.1

Income from operations	424.0	302.1
Interest expense, net	117.2	123.2
(Gain) loss on early extinguishment of debt	—	39.9

Income before income taxes	306.8	139.0
Income tax expense	59.2	45.2

Net income	247.6	93.8

Net income attributable to noncontrolling interests	89.2	15.3
Preferred share dividends	67.5	67.5

Net income attributable to common shareholders	$90.9	$11.0

Earnings per common share:
Basic	$0.39	$0.05
Diluted	$0.38	$0.05
Weighted average shares outstanding
Basic	233.5	202.4
Diluted	470.1	476.4
Cash dividends declared per common share	$0.15	$0.10

Memo: Basic earnings per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the three months ended June 30, 2016, diluted EPS of $0.38 per share includes $90.9 million net income attributable to common shareholders and $88.3 million net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership (“Partnership exchangeable units”) and assumes conversion of Partnership exchangeable units to RBI common shares. For the three months ended June 30, 2015, diluted EPS of $0.05 per share includes $11.0 million net income attributable to common shareholders and $14.3 million net income attributable to noncontrolling interests related to the Partnership exchangeable units and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Revenues:
Sales	$1,049.1	$1,067.3
Franchise and property revenues	909.6	908.2

Total revenues	1,958.7	1,975.5

Cost of sales	824.0	908.0
Franchise and property expenses	218.3	250.8
Selling, general and administrative expenses	146.3	213.0
(Income) loss from equity method investments	(14.0)	4.7
Other operating expenses (income), net	29.5	72.8

Total operating costs and expenses	1,204.1	1,449.3

Income from operations	754.6	526.2
Interest expense, net	232.3	246.3
(Gain) loss on early extinguishment of debt	—	39.6

Income before income taxes	522.3	240.3
Income tax expense	106.4	95.9

Net income	415.9	144.4

Net income attributable to noncontrolling interests	140.0	5.5
Preferred share dividends	135.0	136.2

Net income attributable to common shareholders	$140.9	$2.7

Earnings per common share:
Basic	$0.61	$0.01
Diluted	$0.59	$0.01
Weighted average shares outstanding
Basic	231.8	202.3
Diluted	469.2	476.4
Cash dividends declared per common share	$0.29	$0.19

Memo: Basic earnings per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the six months ended June 30, 2016, diluted EPS of $0.59 per share includes $140.9 million net income attributable to common shareholders and $138.2 million net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership (“Partnership exchangeable units”) and assumes conversion of Partnership exchangeable units to RBI common shares. For the six months ended June 30, 2015, diluted EPS of $0.01 per share includes $2.7 million net income attributable to common shareholders and $3.5 million net income attributable to noncontrolling interests related to the Partnership exchangeable units and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$998.1	$757.8
Trade and notes receivable, net of allowance of $13.9 million and $14.2 million, respectively	380.2	422.0
Inventories and other current assets, net	217.5	132.2
Advertising fund restricted assets	44.7	57.5

Total current assets	1,640.5	1,369.5
Property and equipment, net of accumulated depreciation of $413.0 million and $339.3 million, respectively	2,140.5	2,150.6
Intangible assets, net	9,541.2	9,147.8
Goodwill	4,815.7	4,574.4
Net investment in property leased to franchisees	106.5	117.2
Other assets, net	877.4	1,051.6

Total assets	$19,121.8	$18,411.1

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$359.9	$361.5
Other accrued liabilities	473.2	441.3
Gift card liability	131.4	168.5
Advertising fund liabilities	87.3	93.6
Current portion of long term debt and capital leases	94.9	56.1

Total current liabilities	1,146.7	1,121.0
Term debt, net of current portion	8,425.2	8,462.3
Capital leases, net of current portion	211.6	203.4
Other liabilities, net	891.7	795.9
Deferred income taxes, net	1,631.2	1,618.8

Total liabilities	12,306.4	12,201.4

Redeemable preferred shares; $43.775848 par value; 68,530,939 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	3,297.0	3,297.0
Shareholders’ Equity:
Common shares; no par value; unlimited shares authorized at June 30, 2016 and December 31, 2015; 233,740,606 shares issued and outstanding at June 30, 2016; 225,707,588 shares issued and outstanding at December 31, 2015;	1,923.2	1,824.5
Retained earnings	318.8	245.8
Accumulated other comprehensive income (loss)	(540.4)	(733.7)

Total Restaurant Brands International Inc. shareholders’ equity	1,701.6	1,336.6
Noncontrolling interests	1,816.8	1,576.1

Total shareholders’ equity	3,518.4	2,912.7

Total liabilities, redeemable preferred shares and shareholders’ equity	$19,121.8	$18,411.1

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$415.9	$144.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85.7	94.7
(Gain) loss on early extinguishment of debt	—	39.6
Amortization of deferred financing costs and debt issuance discount	19.3	15.3
(Income) loss from equity method investments	(14.0)	4.7
Loss (gain) on remeasurement of foreign denominated transactions	19.0	27.5
Amortization of defined benefit pension and postretirement items	(1.2)	(0.1)
Net losses (gains) on derivatives	9.4	46.6
Net losses (gains) on refranchisings and dispositions of assets	9.0	(0.6)
Bad debt expense (recoveries), net	(0.7)	0.7
Share-based compensation expense	16.1	22.5
Acquisition accounting impact on cost of sales	—	0.8
Deferred income taxes	10.5	(83.3)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Reclassification of restricted cash to cash and cash equivalents	—	79.2
Trade and notes receivable	21.4	59.9
Inventories and other current assets	(69.4)	5.0
Accounts and drafts payable	7.4	39.3
Accrued advertising	(15.8)	6.2
Other accrued liabilities	(17.5)	36.9
Other long-term assets and liabilities	10.2	(31.1)

Net cash provided by operating activities	505.3	508.2

Cash flows from investing activities:
Payments for property and equipment	(12.8)	(57.0)
Proceeds from refranchisings, disposition of assets and restaurant closures	13.2	10.7
Return of investment on direct financing leases	8.1	8.0
Settlement of derivatives, net	1.5	11.5
Other investing activities, net	1.8	2.3

Net cash provided by (used for) investing activities	11.8	(24.5)

Cash flows from financing activities:
Proceeds from Senior Notes	—	1,250.0
Repayments of term debt, Tim Hortons Notes and capital leases	(34.6)	(2,592.4)
Payment of financing costs	—	(81.3)
Dividends paid on common shares and preferred shares	(260.2)	(124.5)
Proceeds from stock option exercises	10.7	1.6
Proceeds from issuance of shares	—	2.1
Other financing activities	1.1	(0.7)

Net cash provided by (used for) financing activities	(283.0)	(1,545.2)

Effect of exchange rates on cash and cash equivalents	6.2	(52.8)
Increase (decrease) in cash and cash equivalents	240.3	(1,114.3)
Cash and cash equivalents at beginning of period	757.8	1,803.2

Cash and cash equivalents at end of period	$998.1	$688.9

Supplemental cashflow disclosures:
Interest paid	$199.7	$224.8
Income taxes paid	$76.6	$79.6
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$8.3	$7.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all company-owned restaurants and franchise restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Key Business Metrics by Brand Market

	Three Months Ended June 30,
Key Business Metrics	2016	2015

System-wide Sales Growth
TH - Canada	4.4%	8.1%
TH - US	6.1%	10.6%
TH - International	33.5%	12.6%
BK - US&C	0.0%	7.9%
BK - EMEA	10.7%	15.4%
BK - APAC	18.4%	14.8%
BK - LAC	15.7%	18.3%

Comparable Sales Growth
TH - Canada	2.3%	5.4%
TH - US	5.9%	7.0%
TH - International	(3.3)%	(3.2)%
BK - US&C	(0.8)%	7.9%
BK - EMEA	0.8%	5.1%
BK - APAC	5.3%	2.3%
BK - LAC	4.9%	8.5%

System NRG
TH - Canada	25	17
TH - US	2	—
TH - International	(1)	6
BK - US&C	(15)	11
BK - EMEA	51	80
BK - APAC	46	45
BK - LAC	10	5

System Restaurant Count
TH - Canada	3,692	3,600
TH - US	658	657
TH - International	114	65
BK - US&C	7,366	7,390
BK - EMEA	4,149	3,901
BK - APAC	1,796	1,534
BK - LAC	1,789	1,703

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, general and administrative expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2016	2015	2016	2015

Selling expenses	$1.4	$3.5	$2.8	$8.3

Management general and administrative expenses	51.1	58.7	107.9	118.6
Share-based compensation and non-cash incentive compensation expense	11.3	8.1	19.2	22.0
Depreciation and amortization	5.5	4.3	10.4	8.7
TH transaction and restructuring costs	—	27.4	—	55.4
Integration costs	3.8	—	6.0	—

Total general and administrative expenses	71.7	98.5	143.5	204.7

Selling, general and administrative expenses	$73.1	$102.0	$146.3	$213.0

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2016	2015	2016	2015

Net losses (gains) on disposal of assets, restaurant closures and refranchisings (1)	$1.0	$(3.9)	$16.3	$(3.4)
Litigation settlements and reserves, net	0.9	0.3	1.6	1.9
Net losses (gains) on derivatives (2)	—	25.9	—	38.8
Net losses (gains) on foreign exchange (3)	(12.1)	11.8	12.0	34.3
Other, net	(1.1)	1.1	(0.4)	1.2

Other operating expenses (income), net	$(11.3)	$35.2	$29.5	$72.8

(1)	Net losses (gains) on disposal of assets, restaurant closures and refranchisings for the six months ended June 30, 2016 primarily reflects losses in connection with refranchisings in our TH business.
(2)	Net losses (gains) on derivatives for the three and six months ended June 30, 2015 is primarily due to changes in fair value related to interest rate swaps not designated for hedge accounting. These interest rate swaps were settled during May 2015.
(3)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including acquisition accounting impact on cost of sales, Tim Hortons transaction and restructuring costs and integration costs, each of which is associated with the acquisition of Tim Hortons. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and original issue discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it excludes the impact of changes in foreign currency exchange rates. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended June 30, 2016

(Unaudited)

					Impact of FX
	Actual		Q2 '16 vs. Q2 '15		Movements	Organic Growth
(in US$ millions)	Q2 '16	Q2 '15	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$759.8	$764.0	$(4.2)	(0.5)%	$(33.4)	$29.2	3.8%
BK	$280.4	$278.2	$2.2	0.8%	$(5.7)	$7.9	2.8%

RBI	$1,040.2	$1,042.2	$(2.0)	(0.2)%	$(39.1)	$37.1	3.6%

Adjusted EBITDA
TH	$279.0	$234.9	$44.1	18.8%	$(12.4)	$56.5	24.1%
BK	$200.1	$192.9	$7.2	3.7%	$(5.4)	$12.6	6.5%

RBI	$479.1	$427.8	$51.3	12.0%	$(17.8)	$69.1	16.2%

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(Unaudited)

(in US$ millions)	Three Months Ended June 30,
	2016	2015
Segment Income:
TH	$279.0	$234.9
BK	200.1	192.9

Adjusted EBITDA	479.1	427.8
Share-based compensation and non-cash incentive compensation expense (1)	11.3	8.1
Acquisition accounting impact on cost of sales	—	(1.0)
TH transaction and restructuring costs (2)	—	27.4
Integration costs (3)	3.8	—
Impact of equity method investments (4)	7.8	10.1
Other operating expenses (income), net	(11.3)	35.2

EBITDA	467.5	348.0
Depreciation and amortization	43.5	45.9

Income from operations	424.0	302.1
Interest expense, net	117.2	123.2
(Gain) loss on early extinguishment of debt	—	39.9
Income tax expense	59.2	45.2

Net income	$247.6	$93.8

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(Unaudited)

(in US$ millions)	Six Months Ended June 30,
	2016	2015
Segment Income:
TH	$506.8	$419.3
BK	380.1	363.6

Adjusted EBITDA	886.9	782.9
Share-based compensation and non-cash incentive compensation expense (1)	19.2	22.0
Acquisition accounting impact on cost of sales	—	0.8
TH transaction and restructuring costs (2)	—	55.4
Integration costs (3)	6.0	—
Impact of equity method investments (4)	(7.9)	11.0
Other operating expenses (income), net	29.5	72.8

EBITDA	840.1	620.9
Depreciation and amortization	85.5	94.7

Income from operations	754.6	526.2
Interest expense, net	232.3	246.3
(Gain) loss on early extinguishment of debt	—	39.6
Income tax expense	106.4	95.9

Net income	$415.9	$144.4

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended June 30,
	2016	2015 (7)
Net income	$247.6	$93.8
Income tax expense	59.2	45.2

Income before income taxes	306.8	139.0
Adjustments:
Franchise agreement amortization	6.8	6.8
Amortization of deferred financing costs and original issue discount	9.6	8.3
Interest expense and loss on extinguished debt (5)	3.1	44.8
Acquisition accounting impact on cost of sales	—	(1.0)
TH transaction and restructuring costs (2)	—	27.4
Integration costs (3)	3.8	—
Impact of equity method investments (4)	7.8	10.1
Other operating expenses (income), net	(11.3)	35.2

Total adjustments	19.8	131.6
Adjusted income before income taxes	326.6	270.6

Adjusted income tax expense (6)	66.7	62.1

Adjusted net income before preferred share dividends	259.9	208.5

Preferred share dividends	67.5	67.5

Adjusted net income	$192.4	$141.0

Adjusted diluted earnings per share	$0.41	$0.30

Diluted average shares outstanding	470.1	476.4

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Six Months Ended June 30,
	2016	2015 (7)
Net income	$415.9	$144.4
Income tax expense	106.4	95.9

Income before income taxes	522.3	240.3
Adjustments:
Franchise agreement amortization	13.5	13.7
Amortization of deferred financing costs and original issue discount	19.3	15.3
Interest expense and loss on extinguished debt (5)	6.3	46.4
Acquisition accounting impact on cost of sales	—	0.8
TH transaction and restructuring costs (2)	—	55.4
Integration costs (3)	6.0	—
Impact of equity method investments (4)	(7.9)	11.0
Other operating expenses (income), net	29.5	72.8

Total adjustments	66.7	215.4
Adjusted income before income taxes	589.0	455.7

Adjusted income tax expense (6)	119.5	104.6

Adjusted net income before preferred share dividends	469.5	351.1

Preferred share dividends	135.0	136.2

Adjusted net income	$334.5	$214.9

Adjusted diluted earnings per share	$0.71	$0.45

Diluted average shares outstanding	469.2	476.4

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2015 and 2016 cash bonus, respectively.

(2)	In connection with the acquisition of Tim Hortons Inc. and a series of post-closing transactions during 2015 that resulted in changes to our legal and capital structure, we incurred certain non-recurring selling, general and administrative expenses during the three and six months ended June 30, 2015.

(3)	In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred certain non-recurring selling, general and administrative expenses related to these initiatives during the three and six months ended June 30, 2016, primarily consisting of professional fees.

(4)	Represents (i) (income) loss from equity investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)	For the three and six months ended June 30, 2016, represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015. For the three and six months ended June 30, 2015, represents (gain) loss on early extinguishment of debt, $4.9 million of non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015, and $1.6 million of incremental interest expense for the six months ended June 30, 2015 related to the redemption of the Tim Hortons Notes, and the March 2015 mandatory prepayment of our term loan.

(6)	Adjusted income tax expense for the three and six months ended June 30, 2016 and 2015, respectively, includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

(7)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted EPS to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.